Exhibit 99.1

IMPORTANT NOTE: Please sign, date and return this Proxy Card in the enclosed postage pre-paid envelope to the following address, arriving no later than the close of business, U.S. Eastern time, on October 10, 2013:

•	Noble Corporation

c/o MacKenzie Partners, Inc.

Corporate Election Services

P.O. Box 3230

Pittsburgh, PA 15230-9404

or, if granting a proxy to the independent representative:

•	Mr. Christian Koller

c/o Gloor & Sieger

Utoquai 37

P. O. Box 581

CH 8024 Zurich, Switzerland

ê  Please sign and date the proxy card below and fold and detach the card at the perforation before mailing.  ê

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NOBLE CORPORATION EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS ON OCTOBER 11, 2013

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Please check one of the following two boxes:

☐	The signatory, revoking any proxy heretofore given in connection with the Extraordinary General Meeting described below, appoints Noble Corporation as proxy, with full powers of substitution, to represent the signatory at the Extraordinary General Meeting on October 11, 2013 and to vote all shares the signatory is entitled to vote at such Extraordinary General Meeting on all matters properly presented at the meeting.

☐	The signatory, revoking any proxy heretofore given in connection with the Extraordinary General Meeting described below, appoints the independent representative, Mr. Christian Koller of Gloor & Sieger (the “Independent Representative”), with full powers of substitution, to represent the signatory at the Extraordinary General Meeting on October 11, 2013 and to vote all shares the signatory is entitled to vote at such Extraordinary General Meeting on all matters properly presented at the meeting.

If you appoint either Noble Corporation or the Independent Representative to represent you at the Extraordinary General Meeting on October 11, 2013, please provide your voting instructions by marking the applicable instruction box on the reverse side of this Proxy Card. If you do not check either of the above boxes, your proxy will be granted to Noble Corporation. If you do not provide specific voting instructions, your voting rights will be exercised in the manner recommended by the Board of Directors (“FOR” the Merger Agreement proposal set forth on the reverse side). In the event of other proposals during the Extraordinary General Meeting on which voting is permissible under Swiss law, Noble Corporation or the Independent Representative, as applicable, will vote your shares in accordance with the respective recommendation of the Board of Directors.

The undersigned hereby acknowledges receipt of notice of, and the proxy statement for, the aforesaid Extraordinary General Meeting.

Shareholder sign here	Date

Co-Owner sign here	Date

The signature on this Proxy Card should correspond exactly with the shareholder’s name as printed to the left. In the case of joint tenancies, co-executors, or co-trustees, each should sign. Persons signing as Attorney, Executor, Administrator, Trustee or Guardian should give their full title.

ê  Please sign and date the proxy card below on the reverse side, and fold and detach the card at the perforation before mailing.  ê

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Vote on Proposal	This Proxy Card is valid only when signed and dated

If you do not provide specific voting instructions, your voting rights will be exercised in the manner recommended by the Board of Directors. The Board of Directors recommends a vote “FOR” the Merger Agreement proposal set forth below.

1.	Approval of the Merger Agreement, a copy of which is attached to the accompanying proxy statement/prospectus as Annex A. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE MERGER AGREEMENT.

☐ FOR	☐	AGAINST	☐	ABSTAIN

Continued on the reverse side. Must be signed and dated on the reverse side.

ê  Please sign and date the voting instruction card below and fold and detach the card at the perforation before mailing.  ê

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NOBLE CORPORATION

EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS ON OCTOBER 11, 2013

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

IMPORTANT NOTE: Please sign, date and return this Voting Instruction Card in the enclosed postage pre-paid envelope, arriving no later than the close of business, U.S. Eastern time, on October 10, 2013.

The undersigned hereby instructs the Trustee of the Noble Drilling Corporation 401(k) Savings Plan (“401(k) Plan”) to vote, as designated below, all shares of Noble Corporation that are credited to the account(s) of the undersigned (whether vested or not) in the 401(k) Plan (“401(k) Plan Shares”) at the Extraordinary General Meeting on October 11, 2013.

Please provide your voting instructions by marking the applicable instruction box on the reverse side of this Voting Instruction Card. If you do not provide specific voting instructions, the voting rights of your 401(k) Plan Shares will be exercised in the manner recommended by the Board of Directors (“FOR” the Merger Agreement proposal set forth on the reverse side). In the event of other proposals during the Extraordinary General Meeting on which voting is permissible under Swiss law, the Trustee will vote your 401(k) Plan Shares in accordance with the respective recommendation of the Board of Directors.

The undersigned hereby acknowledges receipt of notice of, and the proxy statement for, the aforesaid Extraordinary General Meeting.

401(k) Plan Participant sign here	Date

The signature on this Voting Instruction Card should correspond exactly with the shareholder’s name as printed to the left. In the case of joint tenancies, co-executors, or co-trustees, each should sign. Persons signing as Attorney, Executor, Administrator, Trustee or Guardian should give their full title.

ê  Please sign and date the voting instruction card below on the reverse side, and fold and detach the card at the perforation before mailing.  ê

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Vote on Proposal	This Voting Instruction Card is valid only when signed and dated

If you do not provide specific voting instructions, your voting rights will be exercised in the manner recommended by the Board of Directors. The Board of Directors recommends a vote “FOR” the Merger Agreement proposal set forth below.

1.	Approval of the Merger Agreement, a copy of which is attached to the accompanying proxy statement/prospectus as Annex A. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE MERGER AGREEMENT.

☐ FOR	☐	AGAINST	☐	ABSTAIN

Continued on the reverse side. Must be signed and dated on the reverse side.